IQST - IQSTEL Reports Q2 2025 Results – $17.41 Assets per Share, Beating Several Metrics Including Net Shareholders’ Equity, Gross Revenue, Gross Margin, Net Income, and Adjusted EBITDA of the Operating Business, Alongside Strong Equity Growth, Margin Expansion, and Rising Profitability

The company is evolving from a Telecom and Technology business into a Global Connectivity & AI Technology Corporation

New York, NY – Aug. 14th, 2025 – IQSTEL Inc. (NASDAQ: IQST) today announced its financial results for the second quarter ended June 30, 2025, reporting substantial growth in shareholder equity, improved gross margins, and increased profitability in its telecom division.

Q2 2025 Highlights:

• Net Shareholder Equity increased from $11.9 million in December 2024 to $14.29 million as of June 30, 2025 — not yet including the benefit of a $3.5 million debt reduction announced in July, expected to be reflected in Q3.

• Gross Revenues (before intercompany eliminations) up 17% year-over-year for the first six months of 2025, increasing from $132.58 million in H1 2024 to $155.15 million in H1 2025, with 100% of this growth being organic.

• Gross Margin improved by 7.45% compared to the same period in 2024.

• Telecom Division Net Income rose 29.94% quarter-over-quarter to $321,321, with EBITDA of $1.1 million for the first half of 2025.

• Assets per Share: $17.41 | Equity per Share: $4.84 (pre-debt reduction impact).

“Our Q2 results confirm the strength of our balance sheet, the profitability of our core business, and the scalability of our operations,” said Leandro Jose Iglesias, CEO of IQSTEL. “With accelerating adjusted EBITDA and the positive impact of our debt reduction coming in Q3, we are well-positioned for a strong second half of 2025.”

SHAREHOLDERS LETTER

IQSTEL Inc. – Q2 2025 Shareholders Letter

Dear Shareholders,

We are pleased to share with you the highlights from our Q2 2025 results, which reflect the continued strength of our operations, the resilience of our business model, and our ongoing commitment to creating shareholder value.

Strong Balance Sheet and Shareholder Value Creation

Net Shareholder’s Equity increased from $11,900,263 at December 31, 2024 to $14,288,000 by June 30, 2025 — a clear demonstration of the strength of our balance sheet and our ability to build value for shareholders.

This $14.29 million in equity does not yet include the impact of the $3.5 million debt reduction, which occurred in Q3, and will be reflected in our Q3 2025 Form 10-Q and is expected to have a very significant positive effect on equity per share.

Additionally, between May and June 2025, approximately $3.6 million was converted into common shares, and these issuances were fully absorbed by the market before July — during which the stock price remained stable above $10/share. Importantly, these new share issuances did not negatively impact our Net Shareholder’s Equity ratio. In fact, Net Shareholder’s Equity per issued share improved from $3.37 as of June 30, 2024, to $4.08 as of June 30, 2025.

Revenue Growth Driven by Organic Performance

For the six months ended June 30, 2025, Gross Revenue (before intercompany eliminations) was up 17% year-over-year for the first six months of 2025, increasing from $132.58 million in H1 2024 to $155.15 million in H1 2025, with 100% of this growth being organic.

While net consolidated revenue (after intercompany eliminations) was lower compared to the prior year, this was due to a higher volume of intercompany transactions — part of our strategic initiative to optimize operations across subsidiaries.

This approach allows us to:

• Leverage more efficient routing for our voice and SMS services,

• Reduce costs, and

• Improve service delivery.

These synergies enhance our gross margins and strengthen our competitive position. Importantly, 100% of our revenue during both the three and six-month periods ended June 30, 2025, came from organic growth. This underscores the strength and scalability of our current operations.

Margin Expansion

Our consolidated gross margin percentage for the six months ended June 30, 2025, increased by 7.65% compared to the same period in 2024. This improvement reflects the benefits of intercompany collaboration, operational alignment, and our integrated service portfolio. We expect this margin expansion trend to continue in the second half of the year.

Telecom Division Profitability

Net income for the telecom division increased 29.94% quarter-over-quarter, from $247,288 in Q1 2025 to $321,321 in Q2 2025. This growth was driven by improved operational performance and revenue gains.

The telecom division delivered positive EBITDA of $1,106,314 for the first six months of 2025, reinforcing the consistent profitability of our core business.

Per Share Value Metrics

• Assets: $51.4 million ($17.41 per share)

• Stockholders’ Equity: $14.29 million ($4.84 per share) — not yet reflecting the upcoming $3.5 million debt reduction impact in Q3.

Adjusted EBITDA Growth

Adjusted EBITDA for our operating businesses reached $1.1 million for the first six months of the year. We expect this figure to accelerate significantly during the second half of 2025 as we further align our operations and roll out high-margin products.

What Shareholders Can Expect Over the Next 6 to 18 Months

• Strategic Shift to a GLOBAL CONNECTIVITY & AI TECHNOLOGY CORPORATION

IQSTEL has already begun transitioning from a Telecom & Tech corporation to a Global Connectivity & AI Technology Corporation. Our AI R&D unit, www.RealityBorder.com , has developed proprietary technologies such as www.airweb.ai and www.iq2call.ai, which are expected to continue enhancing our telecom, fintech, and cybersecurity services. A clear example of this innovation is our agreement with ONAR to develop AI-powered customer support agents, reducing ONAR’s costs and improving efficiency.

• Accelerating AI Cybersecurity Through Cycurion Partnership

Our partnership with Cycurion is expected to speed the development of next-generation AI-based cybersecurity solutions. We recently announced that IQSTEL and Cycurion plan to become sibling companies through an equity share exchange, with the definitive agreement planned for execution this quarter.

• M&A Strategy to Boost EBITDA

We are actively pursuing acquisitions that will put us on track to reach our goal of a $15 million Adjusted EBITDA run rate.

• Strong Organic Growth Momentum

We are on track to achieve $210 million revenue in the second half of 2025. We recently announced preliminary revenue of $35 million for the month of July, setting the stage for a $400 million revenue run rate, achieved five months ahead of year-end. Our current revenue mix is 80% telecom and 20% fintech. Following our vision to become a $1 billion revenue company by 2027.

• Closing the Valuation Gap

We will continue working to grow Adjusted EBITDA, as many companies in our sector trade at 10x–20x EBITDA. Bridging this gap is a key priority to increase shareholder value. We invite investors to review the Litchfield Hills Research report on IQSTEL, which issued a Buy rating with a price target range of $18–$22, page: https://hillsresearch.com/current-research/

• Rising Institutional Interest

Some institutional investors have already begun taking positions in IQSTEL in the open market, as disclosed, and we expect this trend to accelerate. This information is publicly available on Nasdaq´s institutional holding page: https://www.nasdaq.com/market-activity/stocks/iqst/institutional-holdings

We will keep sharing our plans and our vision, and we remain fully committed to increasing shareholder value every day.

Building for the Next Decade

Q2 2025 results demonstrate that IQSTEL is building sustainable value — with a stronger balance sheet, higher margins, profitable telecom operations, accelerating adjusted EBITDA, and a clear roadmap for growth over the next 18 months.

IQSTEL continues to prepare for sustained growth well beyond its current planning horizon.

“We think long-term,” said Leandro Iglesias, CEO of IQSTEL. “Our strategies are designed not only to deliver strong results in the coming years but also to ensure IQSTEL is ready to lead our industry into the next decade.”

Thank you for your continued trust and support. We are building a great global corporation together.

Sincerely,

Leandro Jose Iglesias

President & CEO

IQSTEL Inc. (NASDAQ: IQST)

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a multinational technology company providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Powered Telecom Platforms, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

▪  Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.

▪  Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.

▪  Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com